Exhibit 10(A)

FIRST AMENDMENT TO THE

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

THIS FIRST AMENDMENT is made on this 17th day of January 2012, by Carpenter Technology Corporation, a corporation duly organized under the laws of the state of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Plan”) pursuant to an amended and restated document effective as of July 1, 2011, for the benefit of certain of the Company’s officers and key employees.  The Company now wishes to amend the Plan to reflect minor changes.

Therefore, in order to fulfill the immediately preceding purpose, the Company hereby amends Section 2.27 of the Plan, effective as of January 1, 2012, in its entirety to read as follows:

“2.27. “Retirement” means the Participant’s termination of employment with the Company with eligibility to receive a monthly retirement benefit payment in the following month under either the General Retirement Plan for Employees of Carpenter Technology Corporation (the “GRP) or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (the “SERP”).  In the event that the Participant is neither eligible to participate in GRP or the SERP, “Retirement” shall mean the Participant’s termination of employment with the Company having attained the age and with the service that would have otherwise been credited under the GRP or the SERP if the Participant was eligible to participate in such plans, that would have qualified the Participant for a monthly retirement benefit payment in the following month under one or both such plans.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION

By: /s/ John Rice
Title: Vice President-Human Resources

SECOND AMENDMENT TO THE

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

THIS SECOND AMENDMENT is made on this 30th day of April 2013, by Carpenter Technology Corporation, a corporation duly organized under the laws of the state of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Plan”) pursuant to an amended and restated document effective as of July 1, 2011, as further amended on January 17, 2012, for the benefit of certain of the Company’s officers and key employees.  The Company now wishes to amend the Plan to allow for cash settlement of Restricted Stock Units granted under the Plan on and after the effective date of this amendment.

Therefore, in order to fulfill the immediately preceding purpose, the Company hereby amends the Plan, effective as of the date first above written, as follows:

1.                                    By amending and restating Section 6.3(d) in its entirety to read as follows:

“(d)                      Form and Timing of Payment of Restricted Stock Units:  Payment of Restricted Stock Units shall be made as soon as practicable but not later than 30 days following the later of the close of the Performance Period or the close of the Restriction Period, as determined by the Committee and specified in the applicable Award Agreement.  Payment shall be made in the form specified in the Award Agreement, which may be either in:

(i)                                  Common Stock that has an aggregate Fair Market Value equal to the Fair Market Value of the Restricted Stock Units at the close of the Performance Period or other applicable period determined at the Committee’s discretion and specified in the applicable Award Agreement; or

(ii)                              cash in an amount equal to the aggregate Fair Market Value of the Restricted Stock Units at the close of the Performance Period or other applicable period determined at the Committee’s discretion and specified in the applicable Award Agreement.

The provisions of Section 6.4 below shall apply to any Award that is subject to the application of Code Section 409A.”

2.                                    By amending and restating Section 6.4(a) in its entirety to read as follows:

“(a)                        A Participant may elect to defer payment of Restricted Stock Units by making a valid, irrevocable election prior to: (i) in the case of Restricted Stock Units that qualify as “performance based compensation” (within the meaning of Code Section 409A), six months prior to the end of the applicable performance period, provided that such election is made before the amount of the compensation is readily ascertainable, or (ii) in the case of Restricted Stock Units that are not “performance based compensation” (within the meaning of Code Section 409A), 30 days following the grant of Restricted Stock Units, provided that the election is made at least 12 months in advance of the earliest date on which the Restricted Stock Units may otherwise vest (disregarding for this purpose any vesting that may occur as a result of death, Disability or Change of Control).”

3.                                    By adding a new Subsection (f) to Section 6.4, to read as follows:

“(f)                         Restricted Stock Units deferred pursuant to this Section 6.4 shall continue to be credited in the number of shares subject to the Award that are being deferred and shall be paid in the same form as provided for in the applicable Award Agreement based on the Fair Market Value of the shares subject to the Award at the time of payment.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION

By: /s/ John Rice
Title: Vice President-Human Resources